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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)   September 5, 1996
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                             InfoMed Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


Delaware                               0-22162                   22-3209241
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)


1180 S.W. 36th Avenue, Pompano Beach, Florida                            33069
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code     (954) 974-0707
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                                 Not applicable
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         (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

     On September 5, 1996, InfoMed Holdings, Inc. ("InfoMed") and Simione Central Holding, Inc. ("Simione") entered into an Agreement and Plan of Merger, which was amended and restated on September 13, 1996 (the "Agreement"), pursuant to which Simione will be merged with a wholly-owned subsidiary of InfoMed. In connection therewith, each issued and outstanding share of Simione common stock will be converted into and exchanged for the right to receive
 .22021 shares of InfoMed common stock (the "Exchange Ratio"). Notwithstanding the foregoing, any shares of Simione common stock held by InfoMed or any of its subsidiaries, any shares held in treasury by Simione and any shares held by subsidiaries of Simione will be cancelled and retired and no consideration will be issued in exchange therefor. In addition, any shareholders of Simione who fail to deliver certain representations in connection with the receipt of InfoMed common stock in the merger will receive cash in lieu of shares of InfoMed common stock; provided that a condition to the closing of this trasnsaction is that the holders of no more than 5% of Simione common stock so act. The amount of any such cash payment will be based on the value of InfoMed common stock on the last trading day immediately preceeding the closing of the merger. Under the terms of the Agreement, all outstanding options and warrants to purchase Simione common stock will be converted into the right to purchase shares of InfoMed common stock; provided that the number of shares to be so purchased and the respective exercise prices thereof shall be adjusted by the Exchange Ratio.

     The transaction is subject to approval by the shareholders of Simione, appropriate regulatory approvals and the satisfaction of certain other conditions contained in the Agreement.

     InfoMed, founded in 1969, is a leading provider of home health care information systems with over 500 locations using its products. InfoMed serves stand-alone, hospital based and multi-office home health providers including certified, private duty, staffing, HME, IV therapy, hospice agencies, providing complete turnkey solutions which address all aspects of the home care operations including accounting, scheduling and medical records. Additionally, InfoMed is the industry leader in document imaging and telephony applications in homecare. InfoMed has offices in Pompano Beach, FL and maintains a nationwide staff of installation, training and sales professionals.

     Simione provides business solutions to the home health care industry through information systems, consulting, training and support services. Simione currently serves over 400 customers nationwide, supporting both
hospital-based and free standing home care agencies.   Simione has offices in
Georgia, Connecticut, Massachusetts and Texas.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)    Exhibits:

     2.1 - Amended and Restated Agreement and Plan of Merger, dated as of September 5, 1996, by and among InfoMed Holdings, Inc., Simione Central Holding, Inc. and InfoSub, Inc.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     INFOMED HOLDINGS, INC.



                                     By: /s/ Barrett C. O'Donnell
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                                        Barrett C. O'Donnell
                                        Chief Executive Officer

Dated: September 13, 1996
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                                 EXHIBIT INDEX




Exhibit                                                         Sequential
Number                        Description                       Page Number
- ------                        -----------                       -----------
 2.1            Amended and Restated Agreement and Plan of
                Merger, dated as of September 5, 1996,
                by and among InfoMed Holdings, Inc.,
                Simione Central Holding, Inc. and
                InfoSub, Inc.



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